SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2001



                FREEPORT-McMoRan COPPER & GOLD INC.


    Delaware                  1-9916                 74-2480931

(State or other            (Commission              (IRS Employer
 jurisdiction of            File  Number)            Identification
 incorporation or                                    Number)
 organization)


                        1615 Poydras Street
                   New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000
Item 5.  Other Events and Regulation FD Disclosure.

     On January 2, 2001, Freeport-McMoRan Copper & Gold Inc. issued the following press release:

      FREEPORT McMoRan COPPER & GOLD INC. ANNOUNCES
   -NORMAL MINING OPERATIONS RESUMED AT GRASBERG MINE
   -FOURTH QUARTER PRODUCTION TO EXCEED PREVIOUS ESTIMATES
   -PT-FI TO ESTABLISH NEW RECORD FOR QUARTERLY COPPER SALES

  NEW ORLEANS, LA, January 2, 2001-- Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that its principal mining unit, PT Freeport Indonesia (PT-FI), has resumed normal mining operations at its Grasberg open pit mine in Irian Jaya, Indonesia. As previously announced, mining operations from the Grasberg pit were voluntarily limited to 200,000 metric tons of ore per day mined (MTPD) during the last eight months, while PT-FI and the Government of Indonesia's Energy and Natural Resources Department conducted a comprehensive study of an overburden stockpile slippage in May, 2000. Following a review of a comprehensive study by PT-FI and outside consultants led by a team from the Institute of Technology of Bandung (Indonesia), and the involvement of the local communities in the area, the Government of Indonesia has approved PT-FI's resumption of normal mining operations at Grasberg, including the placement of overburden on the Wanagon overburden stockpile. The entire Grasberg mining complex has returned to normal operational status in accordance with Freeport's approved plan for long-term mining and overburden management.

  PT-FI's fourth quarter operating results will reflect improved ore grades at the Grasberg mining complex. PT-FI's aggregate production for the fourth quarter of 2000 is anticipated to exceed 500 million pounds of copper and 875 thousand ounces of gold bringing aggregate 2000 production at the mine to approximately 1.6 billion pounds of copper and 2.3 million ounces of gold. PT-FI's share of sales for the quarter is expected to exceed previous estimates and are anticipated to exceed 430 million pounds of copper, a new record for quarterly PT-FI copper sales, and 700 thousand ounces of gold, PT-FI's second highest quarterly gold sales to date. These fourth quarter sales bring PT-FI's total sales for 2000 to approximately 1.4 billion pounds of copper and
1.9 million ounces of gold. FCX will remain the lowest cost copper producer in the world with anticipated net cash production costs, after gold credits, of approximately 11 cents per pound of copper in the fourth quarter of 2000 and approximately 24 cents per pound for the year.

  For 2001, PT-FI estimates aggregate production at the Grasberg mining complex to be approximately 1.6 billion pounds of copper and in excess of 3.0 million ounces of gold. PT-FI's share of sales are anticipated to approximate 1.4 billion pounds of copper and 2.3 million ounces of gold, an increase from 2000 of over 400,000 ounces of gold.

  FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Indonesia, and the smelting and refining of copper concentrates in Spain and Indonesia.
Additional information about FCX is available on our internet web site (www.fcx.com).

Cautionary Statement. This press release contains forward-looking statements in which we discuss factors we believe may affect our performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding anticipated production and sales volumes, ore grade and costs. Important factors that might cause future results to differ from these projections include industry risks, commodity prices, Indonesian political risks and other factors described in FCX's Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.







                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By: \s\ C. Donald Whitmire
                                   --------------------------------
                                         C. Donald Whitmire
                                   Controller - Financial Reporting
                                       (authorized signatory and
                                      Principal Accounting Officer)

Date:  January 2, 2001